UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2013

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pandora Media, Inc. (the “Company” or “Pandora”) today announced that Brian P. McAndrews has been appointed as the Company’s Chief Executive Officer, President, and Chairman of the Board of Directors (the “Board”), effective immediately.

Mr. McAndrews, age 54, has served as a venture partner with Madrona Venture Group, LLC, a venture capital firm, since 2012 and as a managing director of Madrona from 2009 to 2011. From 2007 to 2008, Mr. McAndrews served as senior vice president of advertiser and publisher solutions at Microsoft Corporation, a provider of software, services and solutions.  Mr. McAndrews currently serves on the board of directors of The New York Times Company, a multimedia news and information company, and previously served on the boards of directors of Fisher Communications, Inc. from 2006 to 2013 and Clearwire Corporation from 2009 to 2013.

Pursuant to the terms of Mr. McAndrews’ at-will offer letter with the Company, he will receive an annual base salary of $500,000 and will be eligible for an annual target bonus equal to 100% of his base salary beginning with the Company’s fiscal year ending December 31, 2014.  In addition, Mr. McAndrews will receive a one-time signing bonus of $150,000 within 10 business days of his start date and reimbursement of certain relocation expenses.  He will receive (i) a stock option to purchase 1,500,000 shares of the Company’s common stock, with an exercise price equal to the fair market value on the grant date, subject to vesting over five years, with 20% vesting in September 2014 and the remainder vesting monthly over four years thereafter, (ii) a restricted stock unit award for 400,000 shares, subject to annual vesting over five years, with 20% vesting in August 2014 and the remainder vesting annually over four years thereafter and (iii) a restricted stock unit award for 100,000 shares, subject to annual vesting over four years, with 25% vesting in August 2014 and the remainder vesting annually over three years thereafter. Mr. McAndrews will be eligible to receive the severance benefits set forth in the offer letter, which are generally consistent with the Company’s executive severance and change in control policy, as previously filed by the Company.  The Company will also enter into its standard form indemnification agreement with Mr. McAndrews.

In connection with the naming of Mr. McAndrews as his successor, Joseph Kennedy will no longer serve as the Company’s Chief Executive Officer and President, and has resigned from the Board, effective immediately.  Mr. Kennedy will remain with the Company during a transition period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: September 11, 2013	By:	/s/ Delida Costin
Delida Costin
Senior Vice President, General Counsel and Secretary